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                                                                 Exhibit (h)(20)

                                           Goldman Sachs Trust Service Agreement
--------------------------------------------------------------------------------


Date


Service Organization
Address


RE: Goldman Sachs Trust (the "Trust")

Ladies and Gentlemen:

This Agreement is entered into by the financial institution or service provider executing this Agreement (the "Service Organization") and Goldman Sachs Trust (the "Trust"), 4900 Sears Tower, Chicago, Illinois 60606. The Trust is an open-end management investment company that includes the Goldman Sachs Financial Square Funds, Goldman Sachs--Institutional Liquid Assets Portfolios, Goldman Sachs Fixed Income Funds, Goldman Sachs Domestic Equity Funds, Goldman Sachs International Equity Funds and Goldman Sachs Asset Allocation Portfolios (such Funds and Portfolios now or hereafter offered by the Trust are individually referred to herein as a "Fund" and, collectively, as the "Funds"). Shares or units of beneficial interest (the "Shares") of each Fund may be divided into separate classes, including the Preferred Class, the Administration Class, the Service Class and the Cash Management Class (individually referred to herein as a "Class" and, collectively, the "Classes"). The Classes currently offered by the Funds are listed on Schedule A hereto.

You are willing to perform, and the Trust wishes to compensate you for performing, certain support services with respect to your customers investing in the Classes of the Funds that you have selected on Schedule A attached hereto (the "Services"). Accordingly, the Service Organization and the Trust agree as follows:

     1. Agreement to Provide Services. The Service Organization shall act directly or through an agent as nominee and record holder of Shares of one or more of the Classes for its customers, who are or may become the beneficial owners of such Shares (the "Customers").

     With respect to Customers holding Shares of the Preferred Class, the Trust hereby engages the Service Organization, and the Service Organization hereby agrees, to perform the following Services: (a) act directly or through an agent as record holder and nominee of Shares of such Class beneficially owned by the Customers; (b) establish and maintain, or assist in establishing and maintaining, individual accounts and records with respect to Shares of such Class owned by each Customer; and (c) receive and transmit, or assist in receiving and transmitting, funds representing the purchase price or redemption proceeds of such Shares.

     With respect to Customers holding Shares of the Administration Class, the Trust hereby engages the Service Organization, and the Service Organization hereby agrees, to perform the Services outlined in clauses (a) through (c) above, in addition to the following Services: (d) provide facilities to answer inquiries and respond to correspondence with Customers and other investors about the status of their accounts or about other aspects of the Trust or the Funds; and (e) process and issue, or assist in processing and issuing, confirmations concerning Customer orders to purchase, redeem and exchange Shares promptly and in accordance with the then effective prospectus for Shares of such Class.

     With respect to Customers holding Shares of the Service Class and Cash Management Class, the Trust hereby engages the Service Organization, and the Service Organization hereby agrees, to perform the Services outlined in clauses
(a) through (e) above, in addition to the following Services: (f) respond to investor requests for prospectuses and statements of additional information; (g) display and make prospectuses available on the Service Organization's
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premises; (h) assist Customers in completing application forms, selecting dividend and other account options and opening custody accounts with the Service Organization; (i) act as liaison between Customers and the Trust, including obtaining information from the Trust, assisting the Trust in correcting errors and resolving problems; and (j) provide such statistical and other information as may be reasonably requested by the Trust or necessary for the Trust to comply with applicable federal or state laws.

     2. Expenses of the Service Organization. The Service Organization shall furnish such office space, equipment, facilities and personnel as is necessary to perform its duties hereunder. The Service Organization shall bear all costs incurred by it in performing such duties.

     3. Service Fees Payable to the Service Organization. For the Services provided and the expenses incurred by the Service Organization hereunder, the Trust on behalf of the Fund(s) will pay to the Service Organization a monthly fee equal on an annual basis to the percentage specified on Schedule A of the average daily net asset value of the Shares of the Preferred Class, the Administration Class, the Service Class and the Cash Management Class, of such Funds of the Trust which are owned beneficially by Customers through the Service Organization during such period. However, with respect to the ILA Portfolios and the Financial Square Funds, if the total fees to be accrued by any Fund on any day with respect to such Shares of the Fund exceed the net income, exclusive of such fees, to be accrued by the Fund on such Shares, the fee payable by the Fund to the Service Organization on such day will be reduced by an amount equal to the Service Organization's proportionate share of such excess with respect to such Class, in order to avoid adversely affecting the net asset value per Share of that Class.

     4. Representations and Warranties. The Service Organization hereby represents, warrants and covenants to the Trust:

     A.   i.   That it is an investment adviser as defined under Section
               202(a)(11) of the Investment Advisers Act of 1940, as amended
               (the "Advisers Act"); it is registered and in good standing, and will during the term of this Agreement remain in good standing, as an investment adviser with the United States Securities and Exchange Commission (the "Commission") or with the securities commission of any state, territory or possession of the United
               States, and is in full compliance with the rules, regulations and policies of the aforesaid commissions, particularly those rules, regulations and policies governing capital requirements, financial reporting, bonding, fiduciary standards and supervisory concerns; and its entering into and performing its obligations under this Agreement does not and will not violate any laws, rules or regulations (including Rule 206(4)-2 under the Advisers
               Act and rules or regulations of any self-regulatory organization); or

          ii. That it is a broker or dealer as defined in Section 3(a)(4) or 3(a)(5) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); that it is registered and in good standing, and will during the term of this Agreement remain in good standing
               (a) as a broker-dealer with the Commission pursuant to Section 15 of the Exchange Act and with the securities commission of any state, territory or possession of the United States and (b) as a member of the National Association of Securities Dealers, Inc. (the "NASD") and/or any stock exchange or other self-regulatory organization in which the Service Organization's membership is necessary for the conduct of its business under this Agreement, and is in full compliance with the rules, regulations and policies of the aforesaid commissions and organizations, particularly those rules, regulations and policies governing capital requirements, financial reporting, bonding, fiduciary standards and supervisory concerns; and its entering into and performing its obligations under this Agreement does not and will not violate any laws, rules or regulations (including the net capital and customer protection rules of the Commission and the rules or regulations of the NASD or any self-regulatory organization or any so-called "restriction" letter with the
               NASD); or

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          iii. That it is a depository institution (a) organized, chartered or holding an authorization certificate under the laws of a state or of the United States, which authorizes the Service Organization to receive deposits, including a savings, share, certificate or deposit account, and which is regulated, supervised and examined for the protection of depositors by an official or agency of a state or the United States and is insured by the Federal Deposit Insurance Corporation, the Federal Savings and Loan Insurance Corporation or the National Credit Union Share Insurance Fund, or
               (b) is a trust company or other institution that is authorized by federal or state law to exercise fiduciary powers of a type a national bank is permitted to exercise under the authority of the United States Office of the Comptroller of the Currency, and is regulated, supervised and examined by an official or agency of a state or the United States; and its entering into and performing its obligations under this Agreement does not and will not violate any laws, rules or regulations.

     B. That it is a corporation, association or partnership duly organized, validly existing, and in good standing under the laws of the state of its organization;

     C. That entering into and performing its obligations under this Agreement does not and will not violate (i) its charter or by-laws; or (ii) any agreements to which it is a party;

     D. If the Service Organization is a depository institution or a broker or dealer, in processing Customer orders to purchase, redeem and exchange Shares, (i) it shall act solely as agent upon the order, and for the account, of its Customer; (ii) the Customer will have full beneficial ownership of any Shares purchased upon its authorization and order; and (iii) under no circumstances will any transactions be for the account of the Service Organization. Under no circumstances will the Service Organization make any oral or written representations to the contrary;

     E. With respect to the purchase, redemption or exchange of Fund Shares for Customer accounts with respect to which the Service Organization is a fiduciary under state or federal trust or comparable fiduciary requirements, or, in the case of any such accounts which are subject to the Employee Retirement Income Security Act of 1974, as amended, the Service Organization is a fiduciary or party in interest, the Service Organization represents that the purchase, redemption or exchange of such Shares, and the Service Organization's receipt of the relevant fee described in Section 4 hereof, is permissible under all such applicable requirements and complies with any restrictions, limitations or procedures under such requirements;

     F. It will keep confidential any information acquired as a result of this Agreement regarding the business and affairs of the Trust and Goldman, Sachs & Co., which requirement shall survive the term of this Agreement; and

     G. It will not, without written consent of the Trust in each instance, use in advertising, publicity or otherwise the name of the Trust, Goldman, Sachs & Co., or any of their affiliates nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof of the Trust, Goldman, Sachs & Co. or their affiliates.

     5. Performance of Duties. In performing its duties hereunder, the Service Organization will act in conformity with the Trust's instructions, the terms of its Customer agreement, the then effective prospectuses and statements of additional information for the relevant Classes of Funds selected on Schedule A, the Investment Company Act of 1940, as amended (the "1940 Act") and all other applicable federal and state laws, regulations and rulings and the constitution, by-laws and rules of any applicable self-regulatory organization. The Service Organization will assume sole responsibility for its compliance with applicable federal and state laws and regulations, and shall rely exclusively upon its own determination, or that of its legal advisers, that the performance of its duties hereunder complies with such

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laws and regulations. Under no circumstances shall the Trust, Goldman, Sachs &
Co. or any of their affiliates be held responsible or liable in any respect for any statements or representations made by them or their legal advisers to the Service Organization or any Customer of the Service Organization concerning the applicability of any federal or state laws or regulations to the activities described herein. The Service Organization will perform its duties hereunder in a manner consistent with the customs and practices of other institutions that provide similar services.

            6. Responsibilities of the Service Organization. The Service Organization agrees that neither the Trust nor its agents shall have any responsibility or liability to review any purchase, exchange or redemption request which is presented by the Service Organization (i) to determine whether such request is genuine or authorized by the Customer of the Service Organization; or (ii) to determine the suitability of the selected Class or Fund for such Customer. The Trust and its agents shall be entitled to rely conclusively on any purchase, exchange or redemption request communicated to it by the Service Organization, and shall have no liability whatsoever for any losses, claims or damages to or against the Service Organization or any Customer resulting from a failure of the Service Organization to transmit any such request, or from any errors contained in any request. Any such failure or error shall be the responsibility of the Service Organization. In addition, the Service Organization shall have exclusive responsibility for the operation of any cash sweep or other investment or cash management program established by it for its Customers, including the provision of all electronic data processing facilities as are necessary for any such program and the proper transmission of appropriate instructions and funds to the Trust in connection therewith. The Trust and the Service Organization agree that the procedures for the purchase, exchange and redemption of Shares, including all relevant time and notification requirements, specified in the then-effective prospectuses of the relevant Class, shall govern the purchase, exchange and redemption of Shares for the accounts of the Service Organization's Customers under the Agreement, including the purchase, exchange and redemption of Shares pursuant to any such program.

            7. Termination. This Agreement shall continue in effect until June 30 of the year following the date first set forth above, and shall continue in effect from year to year thereafter only if it is approved annually by a vote of a majority of the Trustees of the Trust, including a majority of those Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of the relevant Preferred Administration Plan, Administration Plan, Service Plan and/or Distribution Plan, this Agreement or any related agreements (the "Independent Trustees"), cast in person at a meeting called for the purpose of voting on this Agreement. This Agreement may be terminated at any time, on not less than 60 days' notice to the Service Organization and without the payment of any penalty, by vote of a majority of the Independent Trustees or, with respect to any Class of any Fund, by vote of a majority of the outstanding voting securities of that Class of the Fund. This Agreement may also be terminated by the Service Organization at any time on 60 days' notice to the Trust and will terminate automatically in the event of its assignment. All material amendments to this Agreement must be in writing and must be approved by the Independent Trustees in the manner described above for continuing this Agreement. The terms "majority of the outstanding voting securities" and "assignment" shall have the meanings given to them in the 1940 Act. Any notice furnished hereunder shall be in writing and shall be mailed or delivered to the other party at its address set forth above.

            8. Indemnification. The Trust agrees to indemnify the Service Organization and each person who controls (as defined in Section 2(a)(9) of the 1940 Act) the Service Organization from and against any losses, claims, damages, expenses (including reasonable fees and expenses of counsel) or liabilities ("Damages") to which the Service Organization or such person may become subject in so far as such Damages arise out of the failure of the Trust or its employees or agents to comply with the Trust's obligations under this Agreement or any other agreement between the Trust and the Service Organization relating to the performance of Services hereunder (a "Covered Agreement"). The Service Organization agrees to indemnify the Trust, the Funds, their agents and each person who controls (as defined in Section 2(a)(9) of the 1940 Act) any of them from and against any Damages to which any of them may become subject in so far as such Damages arise out of the purchase, redemption, transfer or registration of Shares by the Service Organization's Customers, any request related thereto communicated by the Service Organization or its employees or agents, or the failure of the Service Organization or its employees, agents or Customers to comply with the Service Organization's obligations under a Covered Agreement. Notwithstanding the foregoing, neither the Trust nor the Service Organization shall be entitled to be indemnified for Damages arising out of its or its agent's or employee's gross

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negligence. The foregoing indemnity agreements shall be in addition to any liability the Trust or the Service Organization may otherwise have, and shall survive the termination of this Agreement.

     9. No Association or Agency. The Service Organization shall be deemed to be an independent contractor and not an agent of the Trust for all purposes hereunder and shall have no authority to act for or represent the Trust. In addition, no officer or employee of the Service Organization shall be deemed to be an employee or agent of the Trust or Goldman Sachs Asset Management ("GSAM"), nor will be subject, in any respect, to the supervision of GSAM or any affiliate thereof.

     10. Obligations Not Binding on Trustees. The obligations of the Trust under this Agreement are not binding upon any of the Trustees, officers or shareholders of the Trust individually but are binding only upon the Trust and its assets. No Class or Fund of the Trust shall be liable for the obligations of any other Class or Fund hereunder.

     11. Applicable Law. If any provision of this Agreement shall be held or made invalid by a decision in a judicial or administrative proceeding, statute, rule or otherwise, the enforceability of the remainder of this Agreement will not be impaired thereby. This Agreement shall be governed by the laws of the State of New York (except with respect to Section 10, which will be governed by the laws of the State of Delaware) and shall be binding upon and inure to the benefit of the parties hereto and their respective successors.


                                        Very truly yours,

                                        GOLDMAN SACHS TRUST


                                        By:
                                            ----------------------------------
                                                  [Authorized Officer]


Accepted and agreed to as of the date first above written.

[SERVICE ORGANIZATION]


By:
    ---------------------------------
        [Authorized Officer]

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                                                                      SCHEDULE A

                            GOLDMAN SACHS TRUST FUNDS
                            -------------------------


Please indicate (X) the appropriate Classes of Funds for which this Agreement applies:

ILA Portfolios:
---------------

[_] Administration Class:          0.15%
[_] Service Class:                 0.40%
[_] Cash Management Class          0.50%

Financial Square Funds:
-----------------------

[_] Preferred Class:               0.10%
[_] Administration Class:          0.25%
[_] Service Class:                 0.50%

Fixed Income Funds:
-------------------

[_] Administration Class:          0.25%1
[_] Service Class:                 0.50%

Domestic and International Equity Funds:
----------------------------------------

[_] Service Class:                 0.50%

Asset Allocation Portfolios:
----------------------------

[_] Service Class:                 0.50%





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1 Not offered by all Fixed Income Funds.